UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2019

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of principal executive offices)

(760) 745-9883

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2019 (the “Effective Date”), One Stop Systems, Inc., a Delaware corporation (the “Company”), entered into an Original Equipment Manufacturing and Supply Agreement (the “Agreement”) with Disguise Systems Limited, a company based in the United Kingdom (“Buyer”), and Disguise Technologies Limited, a company based in the United Kingdom (“Disguise Tech”, and together with the Company and Buyer may collectively be referred to herein as the “Parties”). The Agreement supersedes and replaces that certain Original Equipment Manufacturing and Supply Agreement dated October 1, 2015 between the Parties and filed as an exhibit to Amendment No. 1 to the Company’s Form S-1 Registration Statement filed with the Securities and Exchange Commission on January 16, 2018.

Pursuant to the terms of the Agreement, Disguise Tech owns certain intellectual property rights to production-released products (each a “Product”, and collectively, the “Products”). Disguise Tech will grant a license to the Company so that the Company can manufacture, supply, and sell Products to the Buyer, and the Buyer will purchase such Products from the Company for a “not to exceed” price as set forth in the Agreement, where such price for a Product will be renegotiated every six (6) months. The Company will also provide components for replacement and repair for two (2) years after a Product is shipped to the Buyer, and will provide the Buyer with a total credit line of Two Million Five Hundred Dollars ($2,500,000.00).

The Agreement will expire on the fifth (5th) anniversary from the Effective Date (the “Term”), unless terminated earlier pursuant to the terms of the Agreement. The Agreement will have an approximate minimum value of Sixty Million Dollars ($60,000,000.00) over the course of the Term with Buyer committing to maintain minimum annual business levels as follows:

•	Year 1 – Ten Million Dollars ($10,000,000.00) of Products from the Company.

•	Year 2 – Eleven Million Dollars ($11,000,000.00) of Products from the Company.

•	Year 3 – Twelve Million Dollars ($12,000,000.00) of Products from the Company.

•	Year 4 – Thirteen Million Dollars ($13,000,000.00) of Products from the Company.

•	Year 5 – Fourteen Million Dollars ($14,000,000.00) of Products from the Company.

If the total invoiced amount for the Products shipped to the Buyer drops below the minimum business level for any year, then the combined cost of (i) sales/general/administrative, and (ii) profit markup will be adjusted in the following quarter until the minimum business level is achieved. Furthermore, the price for the Products will also be adjusted in the event that (i) the total of all invoices, minus credit memos, for the Products is less than 25% of the minimum business commitment in any two consecutive quarters, or (ii) the total of all invoices, minus credit memos, for the Products is less than the minimum business commitment in any calendar year.

As additional consideration of manufacturing, supplying, and selling the Products to Buyer, the Company will have exclusive manufacturing rights for all systems sold by Buyer for end shipment into North America, Central America, and South America. The Company will also have exclusive manufacturing rights for systems sold by Buyer for end shipment into Japan and Korea, however, this particular exclusive right will automatically terminate if the Buyer commences production shipments with a separate manufacturer located on the continent of Asia. Furthermore, the exclusive manufacturing rights in North America, Central America, South America, Japan, and Korea will only be in effect if the sales/general/administrative costs and profit markup rates do not exceed the base rates listed in the Agreement while factoring in anniversary reductions.

Item 7.01	Regulation FD Disclosure.

On July 3, 2019, the Company issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this report.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: July 3, 2019	By:	/s/ Steve Cooper
Steve Cooper
President and Chief Executive Officer